Exhibit 10.43

DTE Energy Company

2001 Stock Incentive Plan

ARTICLE I

Definitions

1.01.  Accounting Firm

Accounting Firm means the public accounting firm retained as the Company’s independent auditor as of the date immediately prior to the Change in Control, unless another firm is designated by the Committee.

1.02.  Administrator

Administrator means (i) the Board, with respect to awards made under this Plan to members of the Board who are not employees of the Company or a Subsidiary and (ii) the Committee or the Chief Executive Officer of the Company to the extent responsibilities are delegated to him by the Committee in accordance with Article III with respect to awards made under this Plan to all other persons.

1.03.  Agreement

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an award of Performance Shares, an award of Performance Units or an Option granted to such Participant.

1.04.  Board

Board means the Board of Directors of the Company.

1.05.  Capped Parachute Payments

Capped Parachute Payments means the largest amount of Parachute Payments that may be paid to a Participant without liability for any excise tax under Code Section 4999.

1.06.  Change in Control

Change in Control means the occurrence of any of the following events:

(i) The consummation of a transaction in which the Company is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such transaction less than 55% of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such transaction is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction;

(ii) The consummation of a sale or transfer in which the Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than 55% of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held in the aggregate (directly or through ownership of Voting Stock of the Company or a Subsidiary) by the holders of Voting Stock of the Company immediately prior to such sale or transfer; or

(iii) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

1.07.  Code

Code means the Internal Revenue Code of 1986, as amended.

1.08.  Committee

Committee means the Special Committee on Compensation, or such other Board committee as may be designated from time to time by the Board, provided that any such committee is composed solely of individuals who are “Non-Employee Directors,” as the term is used in Rule 16b-3 under the Exchange Act, and “Outside Directors,” as the term is used in Section 162(m) of the Code and Treasury Regulations promulgated thereunder.

1.09.  Common Stock

Common Stock means common stock of the Company.

1.10.  Company

Company means DTE Energy Company, a Michigan corporation, or any successor corporation.

1.11.  Control Change Date

Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

1.12.  Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.13.  Fair Market Value

Fair Market Value means, on any given date, the average of the high and low sales prices of Common Stock as listed on the New York Stock Exchange Composite tape. If, on any given date, no share of Common Stock is traded, then Fair Market Value shall be determined with reference to the next preceding day that Common Stock was so traded.

1.14.  Incentive Stock Option

Incentive Stock Option means an Option that satisfies the requirements of Section 422 of the Code and is intended by the Administrator to be an Incentive Stock Option.

1.15.  Net After Tax Amount

Net After Tax Amount means the amount of any Parachute Payments or Capped Parachute Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any state or local income taxes applicable to a Participant with respect to such payments as in effect for the year for which the determination is made. The determination of the Net After Tax Amount shall be made using the highest combined marginal rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Parachute Payments, as applicable, in effect for the year for which the determination is made.

1.16.  Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.17.  Parachute Payment

Parachute Payment means a payment that is described in Code Section 280G(b)(2) (without regard to whether the aggregate present value of such payments exceeds the limit prescribed by Code Section 280G(b)(2)(A)(ii)). The amount of any Parachute Payment shall be determined in accordance with Code Section 280G and the Treasury Regulations promulgated thereunder, or, in the absence of final regulations, the proposed Treasury Regulations promulgated under Code Section 280G.

1.18.  Participant

Participant means an employee of the Company or a Subsidiary, and any member of the Board, whether or not such Board member is an employee of the Company or a Subsidiary, who satisfies the requirements of Article IV and is selected by the Administrator to receive an award of Performance Shares, a Stock Award, an Option, an award of Performance Units or a combination thereof.

1.19.  Performance Objectives

Performance Objectives means objectives stated with respect to (i) shareholder value growth based on stock price and dividends, (ii) customer price, (iii) customer satisfaction, (iv) growth based on increasing sales or profitability of one or more business units, (v) performance against the companies in the Dow Jones Electric Utility Industry Group index, the companies in the S&P 500 Electric Utility Industry index, a peer group or similar benchmark selected by the Committee, (vi) earnings per share growth, (vii) employee satisfaction, (viii) nuclear plant performance achievement, (ix) return on equity, (x) economic value added, (xi) cash flow, (xii) earnings growth, (xiii) integration success, (xiv) diversity, (xv) safety, or (xvi) production cost or such other measures as may be selected by the Administrator. Each of the Performance Objectives may be stated with respect to the performance of the Company, a Subsidiary or a division of the Company or a Subsidiary.

1.20.  Performance Shares

Performance Shares means an award, in the amount determined by the Administrator, stated with reference to a specified number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive a cash payment or shares of Common Stock or a combination thereof.

1.21.  Performance Units

Performance Units means an award with a face amount of $1.00 per Performance Unit that in accordance with the terms of an Agreement entitles the holder to receive a cash payment or shares of Common Stock or a combination thereof.

1.22.  Plan

Plan means the DTE Energy Company 2001 Stock Incentive Plan.

1.23.  Rule 16b-3

Rule 16b-3 means Rule 16b-3 under the Exchange Act.

1.24.  Stock Awards

Stock Award means Common Stock awarded to a Participant under Article VII.

1.25.  Subsidiary

Subsidiary means a corporation, partnership, joint venture, limited liability company, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest.

1.26.  Voting Stock

Voting Stock means securities entitled to vote generally in the election of directors.

ARTICLE II

Purposes

The Plan is intended to assist the Company and its Subsidiaries in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Subsidiaries and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of Options qualifying as Incentive Stock Options and Options not so qualifying, the grant of Stock Awards, Performance Shares and Performance Units, and to permit the deferral of income with respect to grants and awards made under the Plan in accordance with the Plan and procedures that may be established by the Administrator. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III

Administration

The Plan shall be administered by the Administrator. The Administrator shall (to the extent of its delegated authority) have authority to grant Stock Awards, Performance Shares, Performance Units, and Options upon such terms (not inconsistent with the provisions of this Plan), as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or on the transferability or forfeitability of Stock Awards, or an award of Performance Shares or Performance Units. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option may be exercised, the time at which Stock Awards may become transferable or non-forfeitable, or the time at which an award of Performance Shares or Performance Units may be settled; and may suspend or waive the forfeiture of any award made under this Plan. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements and documents relating to the deferral of income under the Plan; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any award in the manner and to the extent the Administrator deems desirable; to authorize any one of its number or any officer of the Company to execute and deliver documents on its behalf; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made or action taken by the Administrator in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator, any member of the Board or Committee, nor the Chief Executive Officer of the Company shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, or Stock Award, Performance Shares, or Performance Units. All expenses of administering this Plan shall be borne by the Company.

The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may

revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

ARTICLE IV

Eligibility

Any employee of the Company or a Subsidiary (including an entity that becomes a Subsidiary after the adoption of this Plan) or any member of the Board, whether or not such member is employed by the Company or a Subsidiary, is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a Subsidiary. Notwithstanding the foregoing, Incentive Stock Options may be granted only to persons who are employees of the Company or of a “subsidiary,” as that term is defined in Section 424 of the Code, on the date of grant.

ARTICLE V

Common Stock Subject to Plan

5.01.  Common Stock Issued or Delivered

Upon the award of Common Stock pursuant to a Stock Award or in settlement of an award of Performance Shares or Performance Units, or upon the exercise of an Option the Company may deliver Common Stock to the Participant (or his or her successor in interest or personal representative or, if the Participant so directs, his or her broker) (i) from its authorized but unissued Common Stock or (ii) outstanding Common Stock acquired by or on behalf of the Company in the name of a Participant (or his or her successor in interest, personal representative or broker) or a combination thereof.

5.02.  Aggregate Limit

The maximum aggregate number of shares of Common Stock that may be issued or acquired and delivered under this Plan pursuant to the exercise of Options, the grant of Stock Awards, and the settlement of Performance Shares and Performance Units is 18,000,000 shares. The maximum aggregate number of shares of Common Stock that may be issued or delivered under this Plan shall be determined in accordance with Section 5.03 and subject to adjustment as provided in Article X.

In addition, (i) the number of shares of Common Stock that may be subject to Stock Awards and Performance Shares granted under the Plan (whether or not the Performance Shares ultimately are settled in cash) plus (ii) the number of shares of Common Stock equal in value (as of the date of grant) to the value of Performance Units granted under the Plan shall not exceed 20% of the total number of shares of Common Stock authorized for issuance or delivery under this Plan. To the extent that a portion of a Stock Award, award of Performance Shares or award of Performance Units is forfeited, the number of shares of Common Stock subject to the forfeited portion of the Stock Award or Performance Shares, and the number of shares equal in value (as of the date of grant) to the value of the forfeited portion of the Performance Units shall again be available for purposes of the limit described in the preceding sentence.

5.03.  Reallocation of Shares

If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares allocated to the Option or portion thereof may be reallocated to other Options, Performance Shares, Performance Units and Stock Awards to be granted under this Plan. If an award of Performance Shares is terminated, in whole or in part, for any reason other than its settlement with shares of Common Stock, the number of shares allocated to the Performance Share award or portion thereof may be reallocated to other Options, Performance Shares, Performance Units, and Stock Awards to be granted under this Plan. If a Stock Award is forfeited, in whole or in part, for any reason, the number of shares of Common Stock allocated to the Stock Award or portion thereof may be reallocated to other Options, Performance Shares, Performance Units and Stock Awards to be granted under this Plan. If an award of Performance Units is terminated, in whole or in part, for any reason other than its settlement with shares of Common Stock, the number of shares allocated to the Performance Unit award or portion thereof may be reallocated to other Options, Performance Shares, Performance Units, and Stock Awards to be granted under this Plan.

Upon full or partial payment of any Option price or satisfaction of tax withholding obligations by transfer or relinquishment to the Company of Common Stock, or any other payment or benefit realized under the Plan by the transfer or relinquishment of Common Stock, there shall be deemed to have been issued or delivered under the Plan only the net number of shares of Common Stock actually issued or delivered by the Company; provided, however, that the number of shares of Common Stock issued or acquired and delivered by the Company upon the exercise of Options (determined, as to each Option, as if the Option price and tax withholding obligations had been paid in cash) shall not exceed the aggregate limit on the number of shares that may be issued or delivered under this Plan under Section 5.02.

ARTICLE VI

Options

6.01.  Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards; provided, however, that no Participant may be granted Options in any calendar year covering more than 500,000 shares.

6.02. Option Price

The price per share for shares of Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted.

6.03. Maximum Option Period

The maximum period in which an Option may be exercised shall be determined by the Administrator on the date of grant, except that no Option that shall be exercisable after the expiration of ten years from the date such Option was granted.

6.04. Non-transferability

Except as provided in Section 6.05, each Option granted under this Plan shall be non-transferable except by will or by the laws of descent and distribution. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05. Transferable Options

Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an Incentive Stock Option may be transferred by a Participant to such persons or entities permitted under Rule 16b-3 on such terms and conditions permitted under Rule 16b-3. The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution.

6.06. Status as Employee or Director

For purposes of determining the applicability of Section 422 of the Code (relating to Incentive Stock Options), or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment or Board service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or Board service.

6.07. Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that Incentive Stock Options (granted under the Plan and all plans of the Company and its subsidiary corporations, as those terms are defined in Section 424 of the Code) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.

6.08. Payment

Subject to rules established by the Administrator and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in (i) cash or a cash equivalent acceptable to the Administrator, or (ii) unrestricted shares of Common Stock previously acquired by the Participant and, if those shares were acquired from the Company, that have been held by the Participant for at least six months. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalents and the Fair Market Value (determined as of the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised. Payment in “cash” or “cash equivalents” includes delivery of cash or cash equivalents by a broker under a “cashless exercise” arrangement at the time of exercise or following the sale of shares to which the exercise relates.

6.09. Change in Control

Section 6.07 to the contrary notwithstanding, but subject to Section 12.11, each outstanding Option shall be fully exercisable (in whole or in part at the discretion of the holder) on and after a Control Change Date.

6.10. Shareholder Rights

No Participant shall have any rights as a shareholder with respect to shares subject to his or her Option until the date of exercise of such Option.

6.11. Disposition of Shares

A Participant shall notify the Company of any sale or other disposition of shares acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of shares to the Participant. Such notice shall be in writing and directed to the Corporate Secretary of the Company.

ARTICLE VII

Stock Awards

7.01. Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares covered by such awards; provided, however, that no Participant may receive Stock Awards in any calendar year for more than 150,000 shares.

7.02. Vesting

The Administrator, on the date of the award, may prescribe that a Participant’s rights in a Stock Award will be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement.

7.03. Performance Objectives

In accordance with Section 7.02, the Administrator may prescribe that Stock Awards will become vested or transferable or both based on Performance Objectives. In cases where a Stock Award will become non-forfeitable and transferable only upon the attainment of Performance Objectives and satisfaction of the “performance based compensation” exception to the limit on executive compensation imposed by Code Section 162(m) is intended, then the shares subject to such Stock Award shall become non-forfeitable and transferable only to the extent that the Committee certifies that such Performance Objectives have been attained.

7.04. Status as Employee or Director

In the event that the terms of any Stock Award provide that shares may become transferable and non-forfeitable thereunder only after completion of a specified period of employment or Board service, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or Board service.

7.05. Change in Control

Sections 7.02, 7.03 and 7.04 to the contrary notwithstanding, but subject to Section 12.11, each outstanding Stock Award shall be transferable and non-forfeitable on and after a Control Change Date without regard to whether any Performance Objectives or other conditions to which the award is subject have been met.

7.06. Shareholder Rights

Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are non-transferable), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange or otherwise dispose of shares granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. After the shares granted under the Stock Award are transferable and are no longer forfeitable, the limitations set forth in the preceding sentence shall not apply, and the Company shall deliver to the Participants certificates evidencing shares of Common Stock subject to the award as soon thereafter as possible.

ARTICLE VIII

Performance Share Awards

8.01. Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an award of Performance Shares is to be made and will specify the number of shares covered by such awards; provided, however, that no Participant may receive awards of Performance Shares in any calendar year for more than 200,000 shares of Common Stock (based on the maximum payout under the awards).

8.02. Earning the Award

The Administrator, on the date of the grant of an award, may prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive a payment pursuant to the award of Performance Shares, only upon the satisfaction of Performance Objectives during a performance measurement period of at least one year or such other criteria as may be prescribed by the Administrator. With respect to Performance Shares that will be earned only upon satisfaction of Performance Objectives, and as to which satisfaction of the “performance based compensation” exception to the limit on executive compensation imposed by Code Section 162(m) is intended, a payment will be made pursuant to such Performance Shares only if, and to the extent that, the Committee certifies that such Performance Objectives have been attained.

8.03. Payment

In the discretion of the Administrator, the amount payable when an award of Performance Shares is earned may be settled in cash, by the issuance of shares of Common Stock, or a combination thereof. A fractional share of Common Stock shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof. The Administrator will also determine when an award of Performance Shares that has been earned will be settled.

8.04. Shareholder Rights

No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and to the extent that the award of Performance Shares is earned and settled in shares of Common Stock. After an award of Performance Shares is earned and settled in shares, a Participant will have all the rights of a shareholder as described in Section 7.06. Notwithstanding the foregoing, the Administrator may provide in an Agreement that the recipient of a Performance Share award is entitled to dividend equivalents with respect in the award, payable at the time or times, and on the terms, specified in the Agreement.

8.05. Non-Transferability

Except as provided in Section 8.06, Performance Shares granted under this Plan shall be non-transferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Shares shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

8.06. Transferable Performance Shares

Section 8.05 to the contrary notwithstanding, if the Agreement provides, an award of Performance Shares may be transferred by a Participant to such persons or entities permitted under Rule 16b-3 on such terms and conditions permitted under Rule 16b-3. The holder of Performance Shares transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Performance Shares during the period that they were held by the Participant; provided, however that such transferee may not transfer Performance Shares except by will or the laws of descent and distribution.

8.07. Status as Employee or Director

In the event that the terms of any Performance Share award provide that no payment will be made unless the Participant completes a stated period of employment or Board service, the Administrator may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or Board service.

8.08. Change in Control

Section 8.02 to the contrary notwithstanding, but subject to Section 12.11, on and after a Control Change Date, each outstanding Performance Share award shall be earned as of a Control Change Date and settled as soon thereafter as practicable; provided, that, for awards that will be earned on the basis of performance criteria (as opposed to other criteria only, such as continued service, which awards shall be earned in full), the amount earned with respect to each Performance Share award shall be the greater of the amount that would have been payable on attainment of (i) target levels of performance or (ii) actual levels of performance, using performance through the Control Change Date for purposes of determining actual levels of performance.

ARTICLE IX

Performance Units

9.01. Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an award of Performance Units is to be made and will specify the number of Performance Units covered by such awards; provided, however, that no Participant may receive an award of more than 1,000,000 Performance Units in any calendar year.

9.02. Earning the Award

The Administrator, on the date of grant of an award, shall prescribe that the Performance Units or a portion thereof will be earned and the Participant will be entitled to receive a payment pursuant to the award of Performance Units, only upon the satisfaction of Performance Objectives and such other criteria as may be prescribed by the Administrator during a performance measurement period of at least one year. With respect to Performance Units as to which satisfaction of the “performance based compensation” exception to the limit on executive compensation imposed by Code Section 162(m) is intended, a payment will be made pursuant to such Performance Units only if, and to the extent that, the Committee certifies that Performance Objectives have been attained.

9.03. Non-Transferability

Except as provided in Section 9.04, Performance Units granted under this Plan shall be non-transferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an award of Performance Units shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.04. Transferable Performance Units

Section 9.03 to the contrary notwithstanding, if provided in an Agreement, an award of Performance Units may be transferred by a Participant to such persons or entities permitted under Rule 16b-3 on such terms and conditions as may be permitted under Rule 16b-3. The holder of Performance Units transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Performance Units during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Performance Units except by will or the laws of descent and distribution.

9.05. Status as Employee or Director

If the terms of an award of Performance Units provide that a payment will be made thereunder only if the Participant completes a stated period of employment or Board service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or Board service.

9.06.  Change in Control

Section 9.02 to the contrary notwithstanding, but subject to Section 12.11, any Performance Units shall be earned as of a Control Change Date and settled as soon thereafter as possible; provided, that the amount earned with respect to each award of Performance Units shall be the greater of the amount that would have been payable on attainment of (i) target levels of performance or (ii) actual levels of performance, using performance through the Control Change Date for purposes of determining actual levels of performance.

9.07.  Shareholder Rights

No Participant shall, as a result of receiving an award of Performance Units, have any rights as a shareholder of the Company or any Subsidiary on account of such award.

ARTICLE X

Adjustment Upon Change in Common Stock

The maximum number and kind of shares as to which Options, Performance Shares, Performance Units and Stock Awards may be granted; the terms of outstanding Stock Awards, Options, Performance Shares, Performance Units; and the per individual limitations on the number of shares of Common Stock for which Options, Performance Shares, Performance Units and Stock Awards may be granted shall be adjusted as the Committee shall determine to be equitably required in the event that (i) the Company (A) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (B) engages in any transaction to which Section 424 of the Code applies, or (ii) there occurs any other event that, in the judgment of the Committee, necessitates such action. Notwithstanding the foregoing, the Committee in its sole discretion may elect not to adjust Performance Objectives under any award if it determines that such adjustment would cause such award to cease to qualify as performance-based compensation under Section 162(m) of the Code. In addition, the Committee may provide for the replacement of any outstanding awards under the Plan (or any portion of any award) with alternative consideration (including without limitation cash) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Any determination, adjustment or replacement made under this Article X by the Committee shall be final and conclusive.

The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, Performance Shares, Performance Units and Stock Awards may be granted; the per individual limitations on the number of shares for which Options, Performance Shares, Performance Units and Stock Awards may be granted; or the terms of outstanding Stock Awards, Options, Performance Shares, Performance Units.

The Committee may make Stock Awards and may grant Options, Performance Shares, and Performance Units in substitution for performance shares, phantom shares, stock awards, stock options, or similar awards held by an individual who becomes an employee or director of the Company or a Subsidiary in connection with a transaction described in the first paragraph of this Article X. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Stock

Awards, Options, Performance Shares or Performance Units shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XI

Compliance With Law and Approval of

Regulatory Bodies

No Option shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable Federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate issued to evidence shares of Common Stock when a Stock Award is granted, a Performance Share or Performance Unit is settled, or for which an Option is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with Federal and state laws and regulations. No Option shall be exercisable, no Stock Award, Performance Shares or Performance Units shall be granted, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XII

General Provisions

12.01.  Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Company or a Subsidiary or in any way affect any right and power of the Company or a Subsidiary to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

12.02.  Unfunded Plan

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

12.03.  Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

12.04.  Restrictions on Repriced Options

The Administrator may not, without approval of the shareholders of the Company, authorize the amendment of any outstanding Option to reduce the Option price. Furthermore, no Option shall be cancelled and replaced with new awards having a lower Option price, where the economic effect would be the same as reducing the Option price of the Option, without approval of the shareholders of the Company.

12.05.  Restrictions on Transfer of Shares Issued or Delivered

Notwithstanding any other provision of this Plan, an Agreement may provide that the Company has reserved a right of first refusal to purchase the Common Stock acquired on exercise of Options, or under a Stock Award or award of Performance Shares or Performance Units, at a price equal to the Fair Market Value per share repurchased determined as of the day preceding the day the Company notifies the Participant of its intention to repurchase the shares. If such right is reserved, the Participant must comply with the terms of the Agreement and any procedures established by the Administrator prior to any disposition of Common Stock acquired under the Agreement; provided, that the Company shall have a maximum of five days following the date on which Participant is required to notify the Company of his or her intent to dispose of the Common Stock to advise the Participant whether it will purchase the Common Stock.

The Administrator may provide in an Agreement that the shares of Common Stock that are to be issued or delivered on exercise of an Option or in settlement of an award of Performance Shares or Performance Units, or shares subject to a Stock Award that are no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Article VII, shall be subject to additional restrictions on transfer.

12.06.  Effect of Acceptance of Award

By accepting an award under the Plan, a Participant and his or her successor in interest or personal representative shall be conclusively deemed to have indicated his or her acceptance or ratification of, and consent to, any action taken under the Plan by the Company or the Administrator.

12.07.  Governing Law

The provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Michigan, other than its choice-of-law provisions.

12.08.  Coordination with Other Plans

Participation in the Plan shall not affect an employee’s eligibility to participate in any other benefit or incentive plan of the Company or any Subsidiary. Income realized as a result of the exercise, vesting or settlement of awards under the Plan shall not be considered earnings for purposes of the Employee Savings Plan, any Company-sponsored or Subsidiary-sponsored Retirement Plan, insurance or other employee benefit programs.

12.09.  Deferral

The Committee may require or permit Participants to elect to defer the settlement of awards in cash or the issuance or delivery of Common Stock pursuant to the Plan under such rules and procedures as it may establish from time to time.

12.10.  Tax Withholding

The Company shall, if required by law, withhold or cause to be withheld, Federal, state and/or local income and employment taxes in connection with the exercise, vesting or settlement of an award under the Plan. Unless otherwise provided in the applicable Agreement, each Participant may satisfy any such tax withholding by any of the following means or by a combination of such means: (i) a cash payment; (ii) by delivery to the Company of a number of shares of Common Stock previously acquired by the Participant having a Fair Market Value, on the date the tax liability first arises, equal to the tax liability being paid and, if the shares were acquired from the Company, that have been held by the Participant for at least six months; or (iii) by authorizing the Company to withhold from the shares of Common Stock otherwise issuable to the Participant pursuant to the exercise, vesting or settlement of an award, the number of shares of Common Stock having a Fair Market Value, on the date the tax liability first arises, equal to the minimum statutory withholding required for the Participant based on applicable law. If the amount required is not paid, the Company may refuse to issue or deliver shares or cash under the award.

12.11.  Limitation on Benefits

Benefits, payments, accelerated vesting and other rights under this Plan may constitute Parachute Payments subject to the “golden parachute” rules of Code Section 280G and the excise tax under Code Section 4999. It is the Company’s intention to reduce any such Parachute Payments if, and only to the extent that, a reduction will allow the affected Participant to receive a greater Net After Tax Amount than he or she would receive absent a reduction. The remaining provisions of this Section describe how that intent will be effected.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm will also determine the Net After Tax Amount attributable to that Participant’s total Parachute Payments. The Accounting Firm will next determine the amount of that Participant’s Capped Parachute Payments. Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to that Participant’s Capped Parachute Payments.

That Participant will receive the total Parachute Payments unless the Accounting Firm determines that the Capped Parachute Payments will yield a higher Net After Tax Amount, in which case that Participant will receive the Capped Parachute Payments. If a Participant receives Capped Parachute Payments, his or her benefits, payments, accelerated vesting or other rights under this Plan will be adjusted, if at all, in the manner determined by the Committee, in its sole discretion. The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Parachute Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of any uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determination under this Section 12.11, it is possible that amounts will have been paid, vested, earned or distributed that should not have been paid, vested, earned or distributed under this Section 12.11 (“Overpayments”), or that additional amounts should be paid, vested, earned, or distributed under this Section 12.11 (“Underpayments”). If the Accounting Firm determines, based on either controlling precedent, substantial authority or the assertion of a deficiency by the Internal Revenue Service against a Participant or the Company, which assertion the Accounting Firm believes has a high probability of success, that an Overpayment has been made, then the Participant shall have an obligation (i) to pay the Company upon demand an amount equal to the sum of the Overpayment plus interest on such Overpayment at the prime rate provided in Code Section 7872(f)(2) from the date of the Participant’s receipt of such Overpayment until the date of such repayment, or (ii) to agree to other arrangements that the Committee determines to be equitable in the circumstances; provided, however, that the Participant shall be obligated to make such repayment or agree to such other arrangements, if, and only to the extent, that the repayment or other arrangement would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the Company will (i) pay the amount of that Underpayment at the prime rate provided in Code Section 7872(f)(2) from the date such Underpayment should have been paid until actual payment, or (ii) take such other action as the Committee determines to be equitable in the circumstances.

All determinations made by the Accounting Firm under this Section 12.11 are binding on the Participant and the Company and must be made as soon as practicable but no later than thirty days after a Control Change Date.

Notwithstanding the foregoing, this Section 12.11 shall not apply to any Participant entitled to an indemnification of excise taxes incurred under Code Section 4999, pursuant to a Change in Control

Severance Agreement or other arrangement or agreement with the Company, with respect to Parachute Payments otherwise subject to limitation under this Section 12.11.

ARTICLE XIII

Amendment

The Board may amend this Plan from time to time or terminate it at any time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment (i) increases the aggregate number of shares of Common Stock that may be issued or delivered under the Plan; or (ii) permits the exercise of an Option at an Option price less than the Fair Market Value on the date of grant of the Option. No amendment or termination shall, without a Participant’s consent, adversely affect the rights of such Participant under any award of Performance Shares or Performance Units, any Stock Award or any Option outstanding at the time such amendment is made or such termination occurs.

ARTICLE XIV

Duration of Plan

No Stock Award, Performance Shares, Performance Units or Option may be granted under this Plan as herein amended and restated more than ten years after the earlier of the adoption by the Board of such amendment and restatement, or its approval by the Company’s shareholders. Stock Awards, Performance Shares, Performance Units and Options granted before that date shall remain valid in accordance with their terms.

ARTICLE XV

Effective Date of Plan

Options, Stock Awards, Performance Shares and Performance Units may be granted under this Plan upon its adoption by the Board; provided that, unless amendments to this Plan presented to the Company’s shareholders at the Company’s 2001 annual meeting of shareholders are approved by shareholders at that meeting, none of such amendments that require shareholder approval under the terms of this Plan as in effect on September 15, 1999, shall be effective.